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                                                                    Exhibit 10.9


                      THIRD AMENDMENT TO SECOND AMENDED AND
                      -------------------------------------
                             RESTATED LOAN AGREEMENT
                             -----------------------


     THIS THIRD AMENDMENT TO LOAN AGREEMENT is made as of this __ day of October, 1999, by and between STORAGE COMPUTER CORPORATION, a Delaware corporation (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS (successor in interest to State Street Bank and Trust Company), a Massachusetts chartered trust company (hereinafter referred to as the "Bank").

     WHEREAS, the Borrower and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of November 16, 1998 as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of April 30, 1998 and Second Amendment to Second Amended and Restated Loan Agreement dated as of July 1, 1999 (collectively, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

     Section
AMENDMENT OF SECTION 1.01. Section 1.01 of the Loan Agreement is hereby amended as follows:

                    (a)  the definition of "Line of Credit" contained in Section
                         1.01 of the Loan Agreement is amended by deleting the reference to "Eight Million Seven Hundred Thousand Dollars ($8,700,000)" and replacing it with "Seven Million Four Hundred Thousand Dollars ($7,400,000)".

                    (b)  the definition of "Maturity Date" contained in Section
                         1.01 of the Loan Agreement is hereby amended by deleting the reference to "January 4, 2000" and replacing it with the following: "the following, whichever is applicable: (i) January 4, 2000, (ii) Sixth Month Extension Date, to the extent the Borrower has complied with Section 2.11(A), or (iii) One Year Extension Date, to the extent the Borrower has complied with Section 2.11(B)"

                    (c) the definition of "Maximum Line Availability" contained in Section 1.01 of the Loan Agreement is deleted in its entirety and


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                         replaced with the following:

                         "Maximum Line Availability" shall mean the line of credit made available to the Borrower under this Agreement (subject to the proviso at the end of this definition) in the maximum principal amounts during the following periods indicated:

                           Period                                       Maximum Line Availability
                           ------                                       -------------------------

                  October 1, 1999 through January 2, 2000                       $7,400,000

                  January 3, 2000 up to the Maturity Date                       $6,800,000

                  Maturity Date                                                         0

                    PROVIDED, HOWEVER, (i) the Maximum Line Availability shall be permanently reduced to $5,995,000 or $4,250,000 respectively, to the extent the Borrower has complied with Sections 2.11(A) or 2.11(B) hereof and (ii) the Maximum Line Availability shall be permanently reduced by any proceeds received by the Borrower or Bank pursuant to Sections 2.01(g) or 5.16 hereof.

                    (d)  the definition of "Loan Documents" contained in Section
                         1.01 of the Loan Agreement is hereby amended by adding "Warrants", after the term "Pledge Agreement" in the fifth line.

                    (e) the definition of "Note" contained in Section 1.01 of the Loan Agreement is deleted in its entirety and replaced with the following:

                         "Note" shall mean the secured Fourth Amended and Restated Line of Credit Note in the maximum principal amount of $7,400,000 dated October __, 1999 issued by the Borrower to the Bank in form of Exhibit A hereto, and all extensions, renewals, modifications, substitutions, replacements and restatements thereof.

                    (f)  the following definitions shall be added to Section
                         1.01 of the Loan Agreement in the appropriate alphabetical order:

                         "Extension Warrant" shall mean the Warrant attached hereto as EXHIBIT H.

                         "Initial Warrant" shall mean the Warrant attached hereto as EXHIBIT G.


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                         "One Year Extension Date" shall have the meaning set
                         forth in Section 2.11(B).

                         "Sixth Month Extension Date" shall have the meaning set forth in Section 2.11(A).

                         "Warrants" shall mean the Initial Warrant and Extension Warrant.

                         "Working Capital" shall mean current assets (excluding accounts or notes receivable from affiliates) of the Borrower and its Subsidiaries less current liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with generally accepted accounting principles in the United States of America in effect from time to time.

1.        Section AMENDMENT OF ARTICLE II. Article II of the Loan Agreement
               is hereby amended as follows:

                    (a) The last sentence of Section 2.01(g)(iii) of the Loan Agreement is deleted in its entirety and replaced with the following:

                              Within one Business Day after the receipt of Net Equity Proceeds by the Borrower or any of its Subsidiaries, the Borrower shall make a prepayment of the Loan (to be applied as a permanent reduction of the Maximum Line Availability) in an amount equal to the sum of (i) 100% of all Net Equity Proceeds that are received by the Borrower or any of its Subsidiaries after the date hereof and that are in excess of $1,405,000 but less than $4,500,000, plus (ii) 50% of all Net Equity Proceeds that are received by the Borrower or any of its Subsidiaries after the date hereof and that are in excess of $4,499,999. It is understood by the parties hereto that all Net Equity Proceeds that are received by the Borrower or any of its Subsidiaries after the date hereof, and that the Borrower is not required to prepay to the Bank, as provided in the immediately preceding sentence of this Section 2.01(g)(iii), may be retained and used by the Borrower and/or its Subsidiaries as working capital.

                    (b) Section 2.10 of the Loan Agreement is deleted in its entirety and replaced with the following Sections 2.10,
                         2.11 and 2.12.

          SECTION 2.10. WAIVER AND RESTRUCTURE FEE. The Borrower shall pay the Bank a $170,000 Waiver and Restructure Fee. Such fee has been earned as of this date and


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     shall be payable as follows: (i) $20,000 to be paid on July 1, 1999 and
     (ii) the balance of $150,000 (the "Deferred Fee") shall be payable on the Maturity Date as the same may be extended from time to time, as provided in
     Section 2.11, provided, however, that $25,000 of the Deferred Fee shall be waived if the Bank is paid $125,000 of such Deferred Fee prior to December 1, 1999. Notwithstanding the foregoing, the entire Deferred Fee (I.E., $150,000) shall be immediately due and payable without notice upon the occurrence of an Event of Default.

          SECTION 2.11. MATURITY DATE EXTENSION.

          (A) To the extent that on or before December 15, 1999, (i) the Borrower delivers a written request to the Bank to extend the Maturity Date, (ii) the Borrower is in compliance with all terms and conditions of the Loan Documents on the date of such request, (iii) the Borrower delivers to the Bank a certificate satisfactory to the Bank certifying such compliance and (iv) the Maximum Line of Availability has been permanently paid down and reduced to less than $5,995,000, the Maturity Date shall be extended to June 30, 2000 (the "Sixth Month Extension Date"), as provided for in the definition of "Maturity Date".

          (B) To the extent that on or before December 15, 1999, (i) the Borrower delivers a written request to the Bank to extend the Maturity Date, (ii) the Borrower is in compliance with all terms and conditions of the Loan Documents on the date of such request, (iii) the Borrower delivers to the Bank a certificate satisfactory to the Bank certifying such compliance and (iv) the Maximum Line of Availability has been permanently paid down and reduced to less than $4,250,000, the Maturity Date shall be extended to January 5, 2001 (the "One Year Extension Date"), as provided for in the definition of "Maturity Date".

          SECTION 2.12. WARRANTS. On or before October __, 1999, the Borrower agrees to execute and deliver to the Bank, or its nominee, the Warrants.

     Section 3. AFFIRMATIVE COVENANTS. Article V of the Loan Agreement is hereby amended by deleting Sections 5.15 and 5.16 in their entirety and replacing them with the following:

          SECTION 5.15 [ INTENTIONALLY LEFT BLANK ]

          SECTION 5.16. ADDITIONAL CAPITAL OR COMPANY SALE. In the event the Maturity Date is not extended pursuant to Sections 2.11(A) or 2.11(B), on or before December 16, 1999, the Borrower will provide evidence satisfactory to the Bank that the Borrower (either through an asset sale or stock sale) will be sold on or before January 4, 2004, and that such sale will generate sufficient net proceeds to pay off the Obligations in full.
     (i) On or before March 31, 2000 (in the event the Maturity Date is extended to June 30, 2000 (i.e. the Sixth Month Maturity Date), pursuant to Section 2.11(A)), or (ii) on or before August 31, 2000 (in the event the Maturity Date is


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     extended to January 5, 2001 (i.e. the One Year Extension Date) pursuant to
     Section 2.11(B)), the Borrower will provide the Bank evidence satisfactory to the Bank that the Borrower (either through an asset sale or stock sale) will be sold on or before the applicable Maturity Date, and that such sale will generate sufficient net proceeds to pay off the Obligations in full.

     Section 4. FINANCIAL COVENANTS. Sections 7.01 and 7.02 of the Loan Agreement are deleted in their entirety and replaced with the following:

          SECTION 7.01. MINIMUM WORKING CAPITAL RATIO.

          (A) Until the Maturity Date has been extended pursuant to Sections 2.11(A) or 2.11(B) hereof, the Borrower will not permit the Working Capital Ratio, for any of the fiscal months set forth below, to be less than the respective ratio indicated for such fiscal months:

                     FISCAL MONTH:                                           WORKING CAPITAL RATIO:

                    September 1999                                                  1 to 0.92
                    October 1999                                                    1 to 0.86
                    November 1999                                                   1 to 0.78
                    December 1999                                                   1 to 0.82

          (B) Upon extension of the Maturity Date pursuant to Sections 2.11(A) or 2.11(B) hereof, the Borrower will not permit the Working Capital to be less than the respective amounts indicated for such fiscal months:

                  FISCAL MONTH:                                              AMOUNT:

                    December, 1999                                         $5,400,000
                     January, 2000                                         $4,700,000
                    February, 2000                                         $3,900,000
                      March, 2000                                          $3,200,000
              April, 2000 and Thereafter                                   $3,000,000

          (C) Upon extension of the Maturity Date pursuant to Sections 2.11(A) or 2.11(B) hereof, the Borrower shall maintain at all times (a) cash and cash equivalents of at least $1,500,000 or (b) $1,500,000 of the unused availability of the Maximum Line Availability.

          SECTION 7.02. MAXIMUM NET OPERATING LOSS. Until the Maturity Date has been extended pursuant to Sections 2.11(A) or 2.11(B) hereof, the Borrower will not permit its Net Operating Loss, for any of the fiscal periods set forth below, to be more than the respective amounts indicated for such fiscal periods:

                        FISCAL PERIOD:                                 MAXIMUM NET OPERATING LOSS:


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
                    January 1, 1999 through
                   the end of September 1999                               $4,200,000
                    January 1, 1999 through
                    the end of October 1999                                $4,965,000
                    January 1, 1999 through
                   the end of November 1999                                $5,930,000
                    January 1, 1999 through
                   the end of December 1999                                $5,370,000

     Section 5. EFFECTIVENESS; CONDITIONS TO EFFECTIVENESS. This Amendment to Loan Agreement shall become effective upon execution hereof by the Borrower and the Bank and satisfaction of the following conditions:

                    (a) Copies of Resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Borrower under this Amendment to Loan Agreement (as well as ratifying the authorization of execution, delivery and performance of the Security Documents) certified by a Secretary or an Assistant Secretary of the Borrower which certificate shall state that the resolutions are in full force and effect.

                    (b) Certificate of the Secretary or Assistant Secretary of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Amendment and other documents to be delivered in connection therewith as well as certifying and delivering certified articles of incorporation and by-laws.

                    (c) Delivery to the Bank of Amended and Restated Revolving Credit Note, this Amendment and Warrants (and any related amendments to any stockholders agreement as the Bank deems necessary).


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                    (d)  Confirmation of the existing guarantees of the
                         Borrower's Subsidiaries and Theodore Goodlander and the other Security Documents.

                    (e) Opinions of Borrower's counsel in form and substance satisfactory to the Bank.

                    (f)  Long Form Good Standing Certificates for Borrower.


     Section 6.     MISCELLANEOUS.

                    (a) The Borrower hereby confirms to the Bank that the representations and warranties of the Borrower set forth in Article III of the Loan Agreement (as amended and supplemented hereby) are true and correct as of the date hereof, as if set forth herein in full.

                    (b) The Borrower has reviewed the provisions of this Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and except otherwise set forth in Section 6(i) below, there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

                    (c) The Borrower agrees that each of the Loan Documents shall remain in full force and effect after giving effect to this Amendment. The granting of the liens and security interests under the Security Documents secure all the Obligations as may be amended by this Amendment. The guarantees of the Borrower's Subsidiaries guarantee all of the Obligations as may be amended by this Amendment.

                    (d) This Amendment represents the entire agreement among the parties hereto relating to this Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this Amendment. The Borrower waives and releases any claims it may have against, and forever discharges, the Bank and its officers, directors, agents, attorneys, employees, successors and assigns (the "Releases") from any claims and causes of action arising out of the transactions referred to or contemplated in any way by the Loan Documents, and this Amendment or otherwise, including without limitation, claims or defenses it may have to the effect that the Releases may have in any way acted or failed to act in any manner as to cause injury to


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                         the Borrower or anyone claiming by or through them.

                    (e) The Borrower represents and warrants that neither the execution, delivery or performance by the Borrower of any of the obligations contained in this Amendment or in any Bank Document requires the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

                    (f) The Borrower agrees to pay on demand all of the Bank's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special counsel and all travel related expenses of the Bank in connection with any field audits or otherwise. This Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of the Commonwealth of Massachusetts.

                    (g) The Bank agrees that upon satisfaction in full, in cash of the Obligations as determined by the Bank, the Bank shall return to the Borrower any collateral or other property of the Borrower, at the Borrower's expense.

                    (h) The Borrower and Bank agree that Exhibits G and H attached to this Amendment shall be Exhibits to the Loan Agreement.

                    (i) The parties hereto acknowledge and agree that the Borrower has failed to deliver to the Bank certain documents and items set forth in that post-closing letter, dated April 30, 1999 (as the same may have been amended, restated, modified or modified from time to time, the "Post-Closing Letter Agreement"), by and between the Borrower and the Lender. The Bank hereby
                         (a) acknowledges and agrees that all of the obligations and liabilities of the Borrower under the Post-Closing Agreement are terminated, and notwithstanding any provision contained in any of the Loan Documents to the contrary, neither the Borrower nor any of its Subsidiaries shall have any further obligation to deliver to the Bank those items set forth in the Post-Closing Letter which as of the date hereof, have not been so delivered to the Bank; and (b) waives any default or Event of Default under the Loan Documents which has occurred or may have occurred as a result of the failure of the Borrower or any of its Subsidiaries to deliver such items to the Bank.


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                           [INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Loan
Agreement under seal as of the date first written above.

                                           STORAGE COMPUTER CORPORATION


                                           By: /s/ Theodore J. Goodlander
                                               --------------------------
                                               Name:  Theodore J. Goodlander
                                               Title: President


                                           CITIZENS BANK OF MASSACHUSETTS
                                           (as successor in interest to State
                                             Street Bank and Trust Company)


                                           By: /s/ Kenneth Mooney
                                               ------------------
                                               Name:  Kenneth Mooney
                                               Title: Vice President


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